Exhibit 5.1

Huadi International Group Co., Ltd.	D +852 3656 6054
E nathan.powell@ogier.com
D +852 3656 6023
E janice.chu@ogier.com

Reference: JTC/SWL/180680.00004

12 August 2026

Dear Sirs

Huadi International Group Co., Ltd. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the Registration Statement) filed by the Company with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Securities Act) on or about the date hereof. The Registration Statement relates to the proposed offering and sale (the Offering) from time to time, as set forth in the Registration Statement and the prospectus contained therein (the Prospectus), of up to US$100,000,000 of the following securities (the Securities):

(a)	ordinary shares of US$0.0002 par value each (the Ordinary Shares);

(b)	debt securities to be issued (the Debt Securities) pursuant to the applicable indenture to be entered into by the Company (the Indenture);

(c)	warrants to purchase Ordinary Shares, Debt Securities or any combination thereof (the Warrants), which may be issued independently or together with Ordinary Shares, Debt Securities or any combination thereof pursuant to an applicable warrant agreement (the Warrant Agreement) and the warrant certificate (the Warrant Certificate, and together with the Warrant Agreement, the Warrant Documents) to be entered into between the Company and any warrant agent;

(d)	share purchase contracts (the Share Purchase Contracts);

(e)	share purchase units (the Share Purchase Units);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(f)	rights to purchase Ordinary Shares, Debt Securities or any combination thereof (the Rights) pursuant to a rights agreement (the Rights Agreement) and the rights certificate (the Rights Certificate, and together with the Rights Agreement, the Rights Documents) to be entered into between the Company and any rights agent; and/or

(g)	units comprising any combination of the foregoing Securities (the Units) pursuant to a unit agreement (the Unit Agreement) and the unit certificate (the Unit Certificate, and together with the Unit Agreement, the Unit Documents) to be entered into between the Company and any unit agent.

The Indenture, the Warrant Documents, the Rights Documents, the Unit Documents and any agreements relating to the Share Purchase Contracts and Share Purchase Units are collectively referred to as the Issuance Documents.

We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the Prospectus contained therein and that this opinion is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 27 September 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolution of the Company dated 9 October, 2020 (the Memorandum and Articles);

(c)	a certificate of good standing dated 7 August, 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as provided to us on 5 August, 2026 (the ROD);

(e)	a copy of the list of shareholders of the Company in respect of the Ordinary Shares as provided to us on 5 August, 2026 (the ROM, and together with the ROD, the Registers);

(f)	the Registration Statement;

(g)	a copy of the written resolutions of all of the directors of the Company dated 12 August, 2026 approving among other things the Company’s filing of the Registration Statement, the Registration and Offering and the issuance of the Securities (the Board Resolutions);

(h)	a certificate dated 12 August, 2026 as to certain matters of fact signed by a director of the Company (the Director’s Certificate).

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company’s property or assets;

(i)	the Company will issue the Securities in furtherance of its objects as set out in its Memorandum;

(j)	the Company will have sufficient authorised but unissued share capital to effect the issue of any Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

(k)	all parties other than the Company have the capacity, power and authority to enter into and perform their obligations under all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto have been duly authorised;

(l)	the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents, the Units issuable under the Unit Documents and any Share Purchase Contracts and Share Purchase Units have been, or will be, authorised and duly executed and unconditionally delivered by an authorised person for and on behalf of all relevant parties in accordance with all relevant laws;

(m)	the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents, the Units issuable under the Unit Documents and any Share Purchase Contracts and Share Purchase Units are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (the Relevant Law) (other than, with respect to the Company, the laws of the Cayman Islands);

(n)	the choice of the Relevant Law as the governing law of the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents, the Units issuable under the Unit Documents and any Share Purchase Contracts and Share Purchase Units has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands);

(o)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities and none of the Securities have been offered or issued to residents of the Cayman Islands;

(p)	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities and any other related matters and that the applicable definitive purchase agreement, Indenture, Warrant Documents, Rights Documents, Unit Documents, agreements relating to the Share Purchase Contracts and Share Purchase Units, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(q)	no monies paid to or for the account of any party under the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents, the Units issuable under the Unit Documents or any Share Purchase Contracts and Share Purchase Units or any property received or disposed of by any party in connection with the Issuance Documents, the Debt Securities issuable under the Indenture, the Warrants issuable under the Warrant Documents, the Rights issuable under the Rights Documents, the Units issuable under the Unit Documents or any Share Purchase Contracts and Share Purchase Units or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively);

(r)	upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(s)	the Company is, and after the issuance (where applicable) of the Securities, will be able to pay its liabilities as they fall due; and

(t)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate Status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share Capital

(b)	The authorised share capital of the Company is US$50,000 divided into 250,000,000 Ordinary Shares of a par value of US$0.0002 each.

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the Securities under the Registration Statement and the Prospectus.

Ordinary Shares

(d)	With respect to the Ordinary Shares, when

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	the provisions of the memorandum and articles of association of the Company then in effect, the Registration Statement and any relevant prospectus supplement, and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares as fully paid shares and the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Board, the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Debt Securities

(e)	With respect to the Debt Securities to be issued, when

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	an Indenture relating to the Debt Securities shall have been duly authorised and validly executed and unconditionally delivered by the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder shall have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities issued pursuant to the applicable Indenture will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company.

Warrants

(f)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and unconditionally delivered by the Company and any warrant agent designated thereunder; and

(iii)	the Warrant Certificates shall have been duly executed, countersigned, registered and delivered in accordance with the applicable Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Warrants will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Rights

(g)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Agreement relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the rights agent designated thereunder; and

(iii)	the Rights Certificates shall have been duly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreement relating to the Rights and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Share Purchase Contracts and Share Purchase Units

(h)	With respect to the Share Purchase Contracts and Share Purchase Units to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Share Purchase Contracts and Share Purchase Units and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	the agreements relating to the Share Purchase Contracts and Share Purchase Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and all relevant parties thereunder; and

(iii)	the Share Purchase Contracts and Share Purchase Units shall have been duly executed, issued and delivered in accordance with the applicable agreements relating thereto and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Share Purchase Contracts and Share Purchase Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Units

(i)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	a Unit Agreement relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and any unit agent designated thereunder; and

(iii)	the Units (including the Unit Certificates) and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Documents relating to the Units, (B) the applicable Warrant Documents relating to any Warrants which are components of the Units, (C) the applicable Rights Documents relating to any Rights which are components of the Units and (D) the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, and the terms of the Registration Statement and any relevant prospectus supplement, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance execution or performance of the Company’s obligations under the Registration Statement or Documents will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to our firm under the headings “Cayman Islands Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities” of the Prospectus contained in the Registration Statement.

6.2	This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

Ogier